UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Western Digital Corporation (the “Company”) was held on November 4, 2016. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following nine directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Martin I. Cole	220,401,386	1,870,874	131,713	30,542,490
Kathleen A. Cote	216,170,668	6,105,738	127,567	30,542,490
Henry T. DeNero	216,857,385	5,413,600	132,988	30,542,490
Michael D. Lambert	215,807,368	6,463,338	133,267	30,542,490
Len. J. Lauer	218,765,336	3,499,285	139,352	30,542,490
Matthew E. Massengill	218,367,913	3,905,854	130,206	30,542,490
Sanjay Mehrotra	219,829,999	2,446,489	127,485	30,542,490
Stephen D. Milligan	220,168,750	2,107,267	127,956	30,542,490
Paula A. Price	220,389,057	1,883,745	131,171	30,542,490

Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
207,106,575	11,707,686	3,589,712	30,542,490

Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017. The voting results were as follows:

For	Against	Abstain
246,839,305	5,881,142	226,016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)

	By:	/s/ Michael C. Ray
Date: November 4, 2016		Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary